UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2012

Green Innovations Ltd. (f/k/a Winecom, Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54221	26-2944840
(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000, Miami, FL	33130
(Address of Principal Executive Offices)	(Zip Code)

(305) 423-7185
(Registrant’s telephone number, including area code)

1222 SE 47th Street, Cape Coral, FL 33904
(Form name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 19, 2012, Sensational Brands, Inc. (“SBI-FL”), a Florida corporation, entered into an Asset Purchase Agreement (“APA”) with Sensational Brands, Inc. (“SBI-TX”), a Texas corporation.  The APA was to acquire certain assets, primarily, the trademark “SENSATIONAL” from SBI-TX.  In exchange for the trademark, SBI-FL compensated SBI-TX 500,000 warrants for common stock of the Company.  The warrants are for a period of five years and have an exercise price of $0.01 per share.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On November 19, 2012, SBI-FL acquired certain assets from SBI-TX.  The primary asset acquired was a United States trademark for the name “SENSATIONAL” for the use in commercial sales of bathroom tissue and paper napkins.  SBI-FL will market the SENSATIONAL brand to the customers of Green Hygienics, Inc. (“GHI”), a wholly-owned subsidiary of the Company and the parent company of SBI-FL.

Item 8.01  Other Events.

On November 19, 2012, the Company changed its corporate office to 80 SW 8th Street, Suite 2000, Miami, FL 33130.

On November 19, 2012, the Company formed SBI-FL as a wholly-owned subsidiary of Green Hygienics, Inc., a wholly-owned subsidiary of the Company.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated November 19, 2012 between Sensational Brands, Inc., a Florida corporation, and Sensational Brands, Inc., a Texas corporation

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN INNOVATIONS LTD.

Date: November 21, 2012	By:	/s/ Bruce Harmon
Bruce Harmon
Chief Executive Office

3